Exhibit (e)(11)

AMENDMENT TO

AMENDED AND RESTATED DISTRIBUTION CONTRACT

AMENDMENT dated February 14, 2017 to the Amended and Restated Distribution Contract (the “Contract”) entered into on April 1, 2012 by and between PIMCO Funds (the “Trust”) and PIMCO Investments LLC (the “Distributor”). Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Contract and amendment described herein.

WHEREAS, the Distributor serves as the distributor of shares of the Trust pursuant to the Contract; and

WHEREAS, the Trust hereby adopts the Contract with respect to the PIMCO Funds Private Account Portfolio Series: PIMCO Short-Term Floating NAV Portfolio IV (the “Portfolio”) and the Distributor hereby acknowledges that the Contract shall pertain to the Portfolio; and

WHEREAS, the parties agree to amend the Contract to add the Portfolio to Schedule A of the Contract.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Contract pursuant to the terms thereof, as follows:

I.	Sale of Shares to Distributor and Sales by Distributor

Section 3, paragraph 6 of the Contract is deleted and replaced with the following:

The Distributor agrees that shares of the Portfolios shall be distributed only in accordance with applicable exemptions of the 1933 Act, and methods consistent therewith. Prior to any investor’s purchase of Portfolio shares, except with respect to shares of the PIMCO Short-Term Floating NAV Portfolio III or PIMCO Short-Term Floating NAV Portfolio IV, the Distributor or its affiliate shall obtain from the investor a representation that the investor is an “accredited investor,” as defined in Regulation D under the 1933 Act, and either: (i) a “qualified purchaser” as defined in Section 2(a)(51) of the 1940 Act; or (ii) a “qualified institutional buyer,” as defined in Rule 144A(a)(1) of the 1933 Act.

II.	Schedule A

The Trust and the Distributor hereby agree to amend the Contract to add the Portfolio to Schedule A and to make other changes to Schedule A. Accordingly, the current Schedule A is replaced with the new Schedule A attached hereto.

III.	Other

Except as expressly provided herein, the Contract shall remain in full force and effect in accordance with its terms.

The parties represent and warrant that all of the representations, warranties and undertakings made in the Contract continue to be true as of the date of this Amendment and will continue in full force and effect until further notice.

IV.	Term

This Amendment and the Contract shall become effective with respect to the Portfolio on February 14, 2017 and shall continue in effect for a period not to exceed two years from the effective date of this Amendment and shall continue thereafter on an annual basis with respect to the Portfolio only so long as such continuance is specifically approved at least annually by (a) the Trust’s Board of Trustees or, with respect to the Portfolio, by the vote of a majority of the outstanding voting securities of the Portfolio, as applicable (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)), and (b) by the vote, cast in person at a meeting called for the purpose, of a majority of the Trust’s Trustees who are not parties to this Contract or “interested persons” (as defined in the 1940 Act) of any such party. This Contract shall terminate automatically in the event of its assignment (as defined in the 1940 Act). This Contract may, in any event, be terminated at any time without the payment of any penalty, by the Portfolio or the Distributor upon not more than 60 days’ and not less than 30 days’ written notice to the other party.

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IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.

PIMCO FUNDS

By:	/s/ Henrik Larsen
Name: Henrik Larsen
Title: Vice President

PIMCO INVESTMENTS LLC

By:	/s/ Peter Strelow
Name: Peter Strelow
Title: Managing Director

SCHEDULE A

Amended and Restated Distribution Contract

between PIMCO Funds and

PIMCO Investments LLC

February 14, 2017

This contract relates to the following Funds and Portfolios:

Funds:

PIMCO All Asset All Authority Fund

PIMCO All Asset Fund

PIMCO California Intermediate Municipal Bond Fund

PIMCO California Municipal Bond Fund

PIMCO California Short Duration Municipal Income Fund

PIMCO Capital Securities and Financials Fund

PIMCO CommoditiesPLUS® Strategy Fund

PIMCO CommodityRealReturn Strategy Fund®

PIMCO Credit Absolute Return Fund

PIMCO Diversified Income Fund

PIMCO Emerging Local Bond Fund

PIMCO Emerging Markets Bond Fund

PIMCO Emerging Markets Corporate Bond Fund

PIMCO Emerging Markets Currency Fund

PIMCO Emerging Markets Full Spectrum Bond Fund

PIMCO Extended Duration Fund

PIMCO Foreign Bond Fund (U.S. Dollar-Hedged)

PIMCO Foreign Bond Fund (Unhedged)

PIMCO Global Advantage Strategy Bond Fund

PIMCO Global Bond Fund (U.S. Dollar-Hedged)

PIMCO Global Bond Fund (Unhedged)

PIMCO Global Multi-Asset Fund

PIMCO GNMA Fund

PIMCO Government Money Market Fund

PIMCO High Yield Fund

PIMCO High Yield Municipal Bond Fund

PIMCO High Yield Spectrum Fund

PIMCO Income Fund

PIMCO Inflation Response Multi-Asset Fund

PIMCO Investment Grade Corporate Bond Fund

PIMCO Long Duration Total Return Fund

PIMCO Long-Term Credit Fund

PIMCO Long-Term U.S. Government Fund

PIMCO Low Duration ESG Fund

PIMCO Low Duration Fund

PIMCO Low Duration Fund II

PIMCO Low Duration Income Fund

PIMCO Moderate Duration Fund

PIMCO Mortgage Opportunities Fund

PIMCO Multi-Strategy Alternative Fund

PIMCO Mortgage-Backed Securities Fund

PIMCO Municipal Bond Fund

PIMCO National Intermediate Municipal Bond Fund

PIMCO New York Municipal Bond Fund

PIMCO RAE Fundamental Advantage PLUS Fund

PIMCO RAE Fundamental PLUS EMG Fund

PIMCO RAE Low Volatility PLUS EMG Fund

PIMCO RAE Fundamental PLUS Fund

PIMCO RAE Fundamental PLUS International Fund

PIMCO RAE Fundamental PLUS Small Fund

PIMCO RAE Low Volatility PLUS Fund

PIMCO RAE Low Volatility PLUS International Fund

PIMCO RAE Worldwide Fundamental Advantage PLUS Fund

PIMCO RAE Worldwide Long/Short PLUS Fund

PIMCO Real Return Asset Fund

PIMCO Real Return Limited Duration Fund

PIMCO Real Return Fund

PIMCO RealEstateRealReturn Strategy Fund

PIMCO REALPATH® 2020 Fund

PIMCO REALPATH® 2025 Fund

PIMCO REALPATH® 2030 Fund

PIMCO REALPATH® 2035 Fund

PIMCO REALPATH® 2040 Fund

PIMCO REALPATH® 2045 Fund

PIMCO REALPATH® 2050 Fund

PIMCO REALPATH® 2055 Fund

PIMCO REALPATH® Income Fund

PIMCO Senior Floating Rate Fund

PIMCO Short Asset Investment Fund

PIMCO Short Duration Municipal Income Fund

PIMCO Short-Term Fund

PIMCO StocksPLUS® Absolute Return Fund

PIMCO StocksPLUS® Fund

PIMCO StocksPLUS® International Fund (U.S. Dollar-Hedged)

PIMCO StocksPLUS® International Fund (Unhedged)

PIMCO StocksPLUS® Long Duration Fund

PIMCO StocksPLUS® Short Fund

PIMCO StocksPLUS® Small Fund

PIMCO Tax Managed Real Return Fund

PIMCO Total Return ESG Fund

PIMCO Total Return Fund

PIMCO Total Return Fund II

PIMCO Total Return Fund IV

PIMCO TRENDS Managed Futures Strategy Fund

PIMCO Unconstrained Bond Fund

PIMCO Unconstrained Tax Managed Bond Fund

Portfolios:

PIMCO Asset-Backed Securities Portfolio

PIMCO Emerging Markets Portfolio

PIMCO High Yield Portfolio

PIMCO International Portfolio

PIMCO Investment Grade Corporate Portfolio

PIMCO Long Duration Corporate Bond Portfolio

PIMCO Low Duration Portfolio

PIMCO Moderate Duration Portfolio

PIMCO Mortgage Portfolio

PIMCO Municipal Sector Portfolio

PIMCO Real Return Portfolio

PIMCO Senior Floating Rate Portfolio

PIMCO Short-Term Floating NAV Portfolio II

PIMCO Short-Term Floating NAV Portfolio III

PIMCO Short-Term Floating NAV Portfolio IV

PIMCO Short-Term Portfolio

PIMCO U.S. Government Sector Portfolio